UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

WOODSTOCK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-32997	58-2161804
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

117 Towne Lake Parkway, Suite 200, Woodstock, GA 30188

(Address, including zip code, of principal executive offices)

(800) 478-2602

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) Board of Directors Action. Pursuant to authorization by the Board of Directors (the “Board”) of Woodstock Holdings, Inc. (the “Company”), an independent committee of the Board (the “Independent Committee”), after seeking advice from the Company's auditors, counsel and others, determined pursuant to such authorization that it is in the best interests of the Company to voluntarily deregister the Company’s common stock, par value $0.01 per share, by filing a Form 15 with the Securities and Exchange Commission (the “SEC”) on or before March 1, 2013. As the Company has fewer than 300 stockholders of record, the filing of Form 15 will immediately terminate for the time being the Company’s obligation to file Form 10-K and other current and periodic reports with the SEC pursuant to Section 12(g) of the Exchange Act of 1934 (the “Exchange Act”). This action will be taken by the management in the absence of developments prior to March 1, 2013 that necessitate a further review. Termination of reporting status will not immediately terminate the other obligations of the Company as a company registered under Section 12(g) of the Securities Exchange Act. The Company may become fully reporting again at any time by requesting that the SEC withdraw the Form 15 and filing the missing reports. Once Form 15 has been filed the Company's Common Stock (WSFL.OB) will automatically be de-listed from the OTCBB and become eligible to trade on the “pink sheets” automated inter-dealer quotation system maintained by OTC Markets under the trading symbol: WSFL.OTC:US. The stock will be eligible for trading as long as the Company complies with the current reporting requirements of this system. The Company, however, is under no obligation to so comply and may discontinue such reporting at any time.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodstock Holdings, Inc.

Date: February 4, 2013	By:	/s/ Melissa L. Whitley
Melissa L. Whitley
Chief Financial Officer